ALL ASSETS DEBENTURE

GIVEN BY

PASCALL ELECTRONICS LIMITED

IN FAVOUR OF

THE COLLATERAL AGENT

THIS DEBENTURE is made on 31s’ August 2010

(1) PASCALL ELECTRONICS LIMITED (Company Number 01316674) whose registered office is at Brunswick Road, Cobbs Wood, Ashford, Kent, TN23 1EB; (“the Chargor”); and

(3) CHARLES S. BRAND of Boundary Road, Colts Neck, New Jersey 07722 (“Collateral Agent”).

WHEREAS

A) Emrise Electronics Corporation (“Borrower”) and the Lenders are parties to that certain Stock Purchase Agreement dated as of May 23, 2008 (the “Stock Purchase Agreement”) relating to the purchase by Borrower of all of the issued and outstanding shares of capital stock (collectively, the “Shares”) of (i) Advanced Control Components, Inc., a New Jersey corporation (“ACC”) owned by Custom Components, Inc., Thomas P. M, Couse. Joanne Couse and Michael Gaffney and (ii) Custom Components, Inc. owned by Charles S. Brand. As a result of the consummation of the Stock Purchase Agreement, Borrower beneficially owned all of the capital stock of ACC.

B) Pursuant to the terms of the Stock Purchase Agreement, on 20 August 2008 Borrower issued certain subordinated secured contingent promissory notes (to the Lenders (together, as amended, the “Subordinated Contingent Notes”) to satisfy a portion of the aggregate consideration to be paid by Borrower for the purchase of the Shares. The Subordinated Contingent Notes were amended in November 2009 to add additional payment amounts, and to modify the payment date and terms.

C) Capitalised terms used but not otherwise defined herein shall have the meanings ascribed to them in the Subordinated Contingent Notes.

D) Emrise Corporation, a Delaware corporation (“Parent”), the ultimate parent of Borower, delivered a Continuing Guaranty dated August 20, 2008 (the “Guaranty”) in favour of the Lenders pursuant to which the obligations of Borrower to the Lenders under the Subordinated Contingent Notes were guaranteed by Parent.

E) On June 7, 2010, Borrower entered into an agreement to sell its direct and indirect interests in the Shares (the “Sale Transaction”). In connection with the Sale Transaction, the Borrower, Parent and the Lenders entered into a Master Agreement, pursuant to which the Lenders agreed to release their lien on all of the assets or property of ACC (the “Original Collateral”) and to amend the Subordinated Contingent Notes.

F) In consideration of the Lenders agreeing to release the Original Collateral, Parent, Borrower and the Borrower’s subsidiaries including the Chargor have entered into an Amended and Restated Security Agreement of even date set out in Schedule 1 (“Amended Security Agreement”) under which they have granted to the Collateral Agent, for the benefit of himself and the Lenders, a security interest in the collateral (“New Collateral”) described in the Amended Security Agreement as substitute collateral for the Original Collateral.

G) The Chargor grants this Debenture to the Collateral Agent pursuant to the Charger’s Obligations (as defined in the Amended Security Agreement) (herein, the “Secured Liabilities”).

NOW IT IS AGREED AS FOLLOWS:

1.	COVENANT TO PAY

1.1	The Chargor agrees with Collateral Agent that it will pay and/or discharge the Secured Liabilities when the same are due and payable by it.

2.	CHARGING PROVISIONS

2.1	As continuing security for the payment and/or discharge of the Secured Liabilities, the Chargor with full title guarantee charges to Collateral Agent:

2.1.1	by way of legal mortgage, the property (if any) described in Schedule 2

2.1.2	by way of fixed charge any freehold or leasehold property (excluding any property charged by clause 2.1.1) now and in the future owned by the Chargor or in which the Chargor may have an interest;

2.1.3	by way of fixed charge, all buildings, fixtures and fittings (including trade fixtures and fittings) from time to time in, on or attached to any of the Charger’s freehold or leasehold property;

2.1.4	by way of fixed charge all the Chargor’s plant and machinery and other equipment listed in Schedule 3 and all spare parts, replacements, modifications and additions for or to such Equipment and the benefit of all manuals, instructions, warranties and maintenance agreements relating to such Equipment;

2.1.5	by way of fixed charge, any other plant, machinery, vehicles, computer equipment, furniture, tools and other equipment not disposed of in the ordinary course of the Chargor’s business not listed in Schedule 3 and all spare parts, replacements, modifications and additions for or to such Equipment and the benefit of all manuals, instructions, warranties and maintenance agreements relating to such Equipment;

2.1.6	by way of fixed charge, all Book Debts;

2.1.7	by way of fixed charge, all monies from time to time standing to the credit of the Chargor’s accounts with any bank, financial institution or other person;

2.1.8	by way of fixed charge, all the Chargor’s goodwill and uncalled capital present and future;

2.1.9	by way of fixed charge, all the Chargor’s Intellectual Property from time to time not disposed of in the ordinary course of the Chargor’s business;

2.1.10	by way of fixed charge, all Securities from time to time owned by the Chargor or in which it has an interest;

2.1.11	by way of fixed charge, all loan capital, indebtedness or liabilities on any account or in any manner owing to the Chargor from any Subsidiary of the Chargor or a member of the Chargor’s group;

2.1.12	by way of fixed charge, all the Chargor’s rights and claims (including to the return of premiums) under all insurance policies in which the Chargor has an interest from time to time;

2.1.13	by way of floating charge, all the Charger’s property, assets and rights from time to time not subject to a fixed charge under this Debenture (including any property or assets situated in Scotland).

2.2	The floating charge created by clause 2.1.13 is a qualifying floating charge in accordance with paragraph 14 of Schedule B1 Insolvency Act.

2.3	The floating charge created by this Debenture will automatically without notice be converted into a fixed charge over those assets concerned:

2.3.1	if, without Collateral Agent’s prior written consent, the Chargor creates or attempts to create any Security Interest (other than a Permitted Security Interest) over all or any of its assets charged by way of floating charge; or

2.3.2	if any person levies or attempts to levy any distress, execution or other process against such assets; or

2.3.3	if any person presents a petition to wind up the Chargor or applies for an administration order;

2.3.4	upon the enforcement of this Debenture;

2.3.5	immediately upon the occurrence or the deemed occurrence of a Default.

2.4	Collateral Agent may by notice to the Chargor at any time convert the floating charge created by clause 2.1.13 into a fixed charge as regards any of the assets specified in the notice.

3.	RESTRICTIONS

3.1	The Chargor agrees with Collateral Agent that it will not, without Collateral Agent’s prior written consent:

3.1.1	create or permit to subsist, in favour of any person other than Collateral Agent, any Security Interest on the Charged Assets, except for any Permitted Security Interest;

3.3.1	Dispose or agree to Dispose of any Charged Assets charged by way of fixed charge;

3.1.1	Dispose of any Charged Assets charged by way of floating charge other than for market value in the ordinary course of business.

4.	COLLATERAL AGENT

4.1	The Lenders have appointed Charles S. Brand as Collateral Agent for the Lenders.

4.2	The Collateral Agent is authorized by the Lenders to take such action and to exercise such powers hereunder as provided herein for and on behalf of the Lenders.

4.3	In the event of the death or resignation of the Collateral Agent during the term of this Debenture the Lenders shall appoint a successor collateral agent to act under this Debenture where upon the rights of the Collateral Agent under this Debenture shall be assigned to such new collateral agent. If no such successor collateral agent shall have been so appointed by the Lenders and shall have accepted such appointment within thirty (30) days after Collateral Agent’s death or giving of notice of resignation as Collateral Agent, then Collateral Agent shall be deemed to be Thomas P. M. Couse. Upon the acceptance of any appointment as successor collateral agent hereunder by a successor collatera! agent, such successor collateral agent shall thereupon succeed to and become vested with all rights, powers, privileges, duties and obligations of Collateral Agent hereunder and the Chargor and the Collateral Agent shall do such things and execute and register such documents as may be necessary to give effect to such transfer.

5.	SECURITY INTERESTS

5.1	The security interests granted pursuant to this Debenture are granted pursuant to the Amended Security Agreement. Any rights and remedies set forth herein are without prejudice to, and in addition to, those set forth in the Amended Security Agreement.

6.	GENERAL COVENANTS

6.1	The Chargor agrees with Collateral Agent that it will:

CONDUCT OF BUSINESS

6.1.1	immediately it becomes aware thereof, provide Collateral Agent with details of any litigation, arbitration or administrative proceedings in progress, pending or, to the knowledge of the Chargor, threatened against it, which might have a material adverse effect on the Charged Assets or the Charger’s ability to perform its obligations under this Debenture;

6.1.2	conduct its business so that its centre of main interest is located at all times in England and Wales and not move its centre of main interest to another jurisdiction without Collateral Agent’s prior written consent.

6.1.3	punctually pay those debts and liabilities which would, on the winding up of the Chargor, have priority over the Security Interests created by this Debenture;

6.1.4	inform Collateral Agent if it acquires any Property, a subsidiary or any other material asset;

6.1.5	except pursuant to any Permitted Security Interest, not permit any person to become entitled to any proprietary -right or interest which might affect the value of the assets subject to the fixed charges or floating charges created by this Debenture;

INSURANCE

6.1.6	keep those Charged Assets that are of an insurable nature comprehensively insured against loss (including loss of rent and profits) or damage by fire and other risks usually insured against by prudent businesses or that Collateral Agent reasonably requires to their full replacement: or reinstatement value with insurers approved by Collateral Agent;

6.1.7	procure that Collateral Agent’s interest is noted on such insurance policies and produce to Collateral Agent the receipts (or other evidence) for each current premium on its request; failing such production Collateral Agent may assume that such insurance has lapsed and exercise its rights under clause 5.3;

6.1.8	maintain third party and public liability insurance;

REAL PROPERTY

6.1.9	keep all Property in good and substantial repair;

6.1.10	comply in all material respects with all statutory and regulatory obligations relating to the Property;

6.1.11	punctually pay all rent, rates, taxes, charges and any other outgoings payable in respect of the Property and promptly produce the receipts for them to Collateral Agent upon his request;

6.1.12	in relation to any Property, not, without Collateral Agent’s prior written consent (such consent not to be unreasonably withheld or delayed):

6.1.12.1	part with or share possession or occupation:

6.1.12.2	grant any license or permission to any tenant, licensee or other occupier to assign, underlet, part with possession or occupation;

6.1.12.3	forfeit, determine, accept or agree to accept the surrender of any lease granted to it;

6.1.12.4	surrender (or agree to surrender), any leasehold interest held by it or allow such interest to be forfeited;

6.1.12.5	create or permit to arise any interest having overriding effect;

6.1.12.6	permit any person to become entitled to any right, easement. covenant or other matter which might adversely affect the use, value or marketability of the Property;

EQUIPMENT

6.1.13	maintain the Equipment in good and substantial repair and serviceable condition and (where applicable) ensure that is it properly and regularly serviced in accordance with any relevant warranties or manuals;

6.1.14	obtain all necessary certificates, licenses, permits and authorisations from time to time required for the use and/or operation of the Equipment and no! to do or permit to be done any act or omission whereby the Equipment or its use would contravene legislation or regulations for the time being in force;

6.1.15	notify Collateral Agent of any material loss, theft, damage or destruction ol the Equipment;

6.1.16	inform Collateral Agent of any change in the location.

6.2	If the Chargor fails to comply with any of its obligations under this Debenture (including failing to insure or repair any Property or Equipment) the Chargor irrevocably authorises the Collateral Agent (and any agent appointed by him) to make good such failure on its behalf. All costs and expenses incurred by the Collateral Agent pursuant to this authority shall be reimbursed by the Chargor to the Collateral Agent on his demand

7.	ACCOUNTS

7.1	The Chargor shall from time to time supply to the Collateral Agent such accounts or other information concerning the Charged Assets, liabilities and affairs of the Chargor, its subsidiary or associated companies as the Collateral Agent may reasonably require and without prejudice to the generality of the foregoing shall on demand by the Collateral Agent furnish to the Collateral Agent:

7.1.1	a copy of audited consolidated and unconsolidated profit and loss accounts and balance sheets of the Chargor and each of its subsidiaries (if any) in respect of each financial year of the Chargor and of such subsidiaries together with the directors’ and auditors’ reports thereon, forthwith upon the same becoming available and in any event not later than the expiration of six months from the end of such financial year; and

7.1.2	a copy of every document issued by or on behalf of the Chargor or by or on behalf of any of its subsidiaries to its members or debenture holders concurrently with the issue thereof to such members or debenture holders as the case may be.

8.	FURTHER ASSURANCE

8.1	The Chargor will, subject to the requirements of the holder of any prior Permitted Security Interest, upon the Collateral Agent’s request and at the Chargor’s own expense, grant itthe Collateral Agent such further Security Interests in the Charged Assets in such form and on such terms as Collateral Agent may require and do whatever other acts or things Collateral Agent may require in relation to the Charged Assets in order to secure the Secured Liabilities, to perfect or protect the Security Interests created by this Debenture or to facilitate the realisation of the Charged Assets.

9.	POWER OF ATTORNEY

9.1	The Chargor hereby by way of security and in order more fully to secure the performance of its obligations under this Debenture irrevocably appoints the Collateral Agent and every Receiver or Administrator appointed under this Debenture acting severally to be its attorney and on its behalf and in its name or otherwise to execute and do all such assurances, acts and things which the Chargor is required to do under this Debenture and generally in its name and on its behalf to exercise all or any of the powers, authorities and discretions conferred by or pursuant to this Debenture or by statute on the Collateral Agent or any such Receiver or Administrator and to execute any deed, assurance, agreement, instrument or act which it or he may deem proper in or for the purpose of exercising any of such powers, authorities and discretions.

9.2	The Chargor hereby ratifies and confirms and agrees to ratify and confirm whatever any such attorney as is mentioned above shall do or purport to do in the exercise or purported exercise of all or any of the powers, authorities and discretions referred to in clause 8.1.

10.	ENFORCEMENT

10.1	At any time after a Default Collateral Agent may with or without further notice to the Chargor:

10.1.1	appoint an Administrator of the Chargor in accordance with the Insolvency Act 1986; or

10.1.2	appoint a Receiver to any of the Charged Assets, provided that they comprise less than the whole or substantially the whole of the Charger’s assets (within the meaning of section 29 Insolvency Act); or

10.1.3	exercise in respect of all or any of the Charged Assets all or any of the powers and remedies given to mortgagees by the LP A, including the power to take possession of, receive the benefit of, or sell any of the Charged Assets.

10.2	At any time after a Default, the Collateral Agent may declare by written notice to the Chargor, the Secured Liabilities (or such of them as the Collateral Agent may specify in the relevant notice) immediately due and payable or (if the Collateral Agent so specifies) payable forthwith on demand and the security hereby conferred shall become immediately enforceable and the Collateral Agent’s statutory and other rights shall be immediately exercisable upon and at any time after the occurrence of any such event.

10.3	After this security has become enforceable the Collateral Agent may in his absolute discretion enforce all or any part of this security in such manner as in his absolute discretion he shall determine.

10.4	The Chargor hereby covenants that it will immediately notify the Collateral Agent of the occurrence of every event which would constitute a Default and of the occurrence of every event which with the lapse of time will or may constitute a Default.

11.	APPOINTMENT OF A RECEIVER

11.1	Collateral Agent may either under hand of any manager or by deed appoint any one or more than one person to act as Receiver of those Charged Assets specified in the appointment.

11.2	Collateral Agent may from time to time fix the remuneration of any Receiver on such basis as it shall determine. This may include a fixed fee or an hourly rate or a commission depending upon the work and responsibilities assumed by the Receiver and the basis of charging applied by his firm. Section 109 LPA shall be varied accordingly.

11.3	Collateral Agent may remove or replace any Receiver appointed by him.

11.4	Collateral Agent may extend a Receiver’s appointment to include Charged Assets previously excluded from-his appointment.

11.5	A Receiver will be the agent of the Chargor and the Chargor will be solely responsible for his acts, omissions, defaults and remuneration.

1.2.	POWERS ON ENFORCEMENT

12.1	An Administrator will- have all the powers given to him under the Insolvency Act.

12.2	A Receiver may exercise in respect of the Charged Assets to which he is appointed:

12.2.1	the same powers to do, or to omit to do, in the name of and on behalf of the Chargor, anything which the Chargor itself could have done or omitted to do with such Charged Assets were they not the subject of this Debenture and the Chargor were not in insolvency proceedings;

12.2.2	all or any powers given to receivers by the LPA as if such Receiver had been duly appointed thereunder but without any of the restrictions imposed upon the exercise of those powers by the LPA; or

12.2.3	notwithstanding that he is not an administrative receiver, all or any of the powers specified in Schedule 1 to the Insolvency Act.

12.3	If more than one person is appointed to act as Receiver, each person may act severally, independent of any other, except to the extent that Collateral Agent states to the contrary in the appointment. References in this Debenture to the Receiver are to each and all of them as appropriate.

12.4	Except to the extent provided by law, none of the powers described in this Clause 12 will be affected by an insolvency event in relation to the Chargor.

13.	COLLATERAL AGENT’S POWERS AND PROTECTIONS

13.1	The powers and remedies conferred on Collateral Agent as a mortgagee by the LP A shall not be subject to any of the restrictions imposed by the LP A upon the exercise of those powers and remedies including those imposed by sections 103 and 109 LPA.

13.2	Collateral Agent may grant or accept surrenders of leases at a premium or otherwise and grant agreements or options for the same on such terms as it shall consider expedient and without the need to observe sections 99 and 100 LPA.

1.3.3	The restrictions on the right of consolidating mortgages contained in section 93 LPA will not apply to this Debenture.

13.4	Neither Collateral Agent nor any Receiver nor any Administrator will be liable to account as mortgagee in possession of the Charged Assets or be liable for any loss upon realisation or for any neglect or default of any nature whatsoever for which a mortgagee may be liable.

13.5	Neither Collateral Agent nor any Receiver is obliged to take any particular action to collect the Chargor’s Book Debts and neither shall be liable to the Chargor for the manner in which it collects or fails to collect an Book Debts.

14.	APPLICATION OF MONIES

14.1	All money received by Collateral Agent or any Receiver under this Debenture will be applied in the following order:

14.1.1	first, in or towards payment of liabilities having priority to the Secured Liabilities;

14.1.2	secondly, in or towards payment of all costs, charges and expenses incurred in or incidental to the exercise or performance (or attempted exercise or performance) by Collateral Agent of any of the powers or authorities conferred by or in any other way connected with this Debenture;

14.1.3	thirdly, in or towards payment to the Receiver of his remuneration fixed in accordance with this Debenture;

14.1.4	fourthly, in or towards payment to Collateral Agent on behalf of himself and the Lenders of the Secured Liabilities on a pro rata basis;

14.1.5	fifthly, in payment to the Chargor of any surplus.

14.2	Any surplus shall not carry interest. The Receiver or Collateral Agent shall pay any surplus into any of the Chargor’s bank accounts. Collateral Agent shall then have no further liability for such surplus.

14.3	The application of money pursuant to clause 14.1 shall fully discharge the Chargor’s liability to the Lenders in respect of the Secured Liabilities to the extent of the money so applied and the Collateral Agent shall be solely responsible to ensure that all money that is received by the Collateral Agent or any Receiver that is applied pursuant to clause 14.1 is duly paid to the Lenders. The Chargor shall have no further responsibility to the Lenders in the event that such money is not properly applied by the Collateral Agent or any Receiver.

14.4	Subject to the rights of the holder of any prior ranking Permitted Security Interest or any landlord, any money received by the Chargor under any insurance of the Charged Assets will be treated as part of the Charged Assets, It will be applied at the discretion of Collateral Agent either in reducing the Secured Liabilities or towards making good the loss or damage for which the money became payable. Any money received by the Chargor under any insurance of the Charged Assets shall be held on trust for Collateral Agent pending such application.

15.	PROTECTION OF THIRD PARTIES

15.1	Any person dealing with Collateral Agent or a Receiver may assume, unless he has actual knowledge to the contrary that:

15.1.1	Collateral Agent or such Receiver has the power to do the tilings which they purport to do; and

15.1.2	they are exercising their powers properly.

15.2	AH the protections to purchasers by sections 104 and 107 LPA shall apply to any person purchasing from or dealing with any Receiver or Collateral Agent as if the Secured Liabilities had become due and the statutory power of sale and appointing a receiver in relation to the Charged Assets had arisen on the date of this Debenture.

16.	CONTINUING AND ADDITIONAL SECURITY

16.1	This Debenture is a continuing security. It secures the ultimate balance of the Secured Liabilities despite any interim settlement of account until a final discharge of this Debenture is given by Collateral Agent to the Chargor.

16.2	Collateral Agent’s rights under this Debenture are in addition to any other rights the Lenders may have against the Chargor (or any other person in respect of the Secured Liabilities) under any other document, the general law or otherwise. They will not merge with or limit those other rights or be limited by mem.

16.3	Neither Collateral Agent nor the Lenders is obliged to make any claim or demand on the Chargor or any other person or to enforce any guarantee, mortgage or other security now or in future held by it before enforcing this Debenture and no action taken or omitted in connection with any such right or instrument shall discharge, reduce or affect the Chargor’s liability to the Lenders. Neither Collateral Agent nor the Lenders have to account for any money or other asset received pursuant to any such right or instrument.

17.	EXPENSES AND INDEMNITIES

17.1	The Chargor will on demand pay all professionals’ fees (including VAT) and any other costs, charges or expenses (on a full indemnity basis) incurred by Collateral Agent and any Administrator or Receiver in connection with the actual or attempted perfection, preservation, defence or enforcement of this Debenture or the preservation or disposal of any Charged Assets or the exercise of any power under this Debenture or any amendment, waiver, consent or release of this Debenture.

17.2	The Chargor will on demand indemnify any Administrator and any Receiver and any of its and their officers and employees and any attorney, agent or other person appointed by Collateral Agent under this Debenture (each an “Indemnified Party”) in respect of all costs, losses, actions, claims, expenses, demands or liabilities whether in contract, tort, or otherwise and whether arising at common law, in equity or by statute which may be incurred by, or made against any of them at any time relating to or arising directly or indirectly out of:

17.2.1	anything done or omitted to be done in the exercise or purported exercise of the powers contained in this Debenture; or

17.2.2	a claim of any kind (including one relating to the environment) made or asserted against any Indemnified Party which would not have arisen if this Debenture had not been executed;

17.2.3	any breach by the Chargor of any of its obligations under this Debenture; unless, in the case of 17.2.1 and J 7.2.2 it was caused by the gross negligence or wilful misconduct of the Indemnified Party.

17.3	Neither Collateral Agent nor any Receiver nor any officer nor employee of either of them shall in any way be liable or responsible to the Chargor for any loss or liability of any kind arising from any act or omission by him or it of any kind (whether as mortgagee in possession or otherwise) in relation to the Charged Assets, except to the extent caused by his or its own gross negligence or wilful misconduct.

18.	PAYMENTS

18.1	Collateral Agent or any Receiver may convert any money received, recovered or realised under this Debenture (including the proceeds of any previous conversion) into such currency as Collateral Agent or such Receiver may think fit in order to discharge the Secured Liabilities. Any such conversion shall be effected at the then prevailing spot selling rate of exchange of Collateral Agent’s bankers for such other currency against the existing currency.

18.22	If the amount of the currency so converted is less than the amount of the Secured Liability concerned, the Chargor will indemnify Collateral Agent in respect of that shortfall.

18.3	Any certificate signed by Collateral Agent as to any amount payable under this Debenture at the date of such certificate shall, in the absence of manifest error, be conclusive evidence of such amount and be binding on the Chargor.

184	All amounts payable by the Chargor under this Debenture will be paid in full without set off or other deduction.

18.5	Collateral Agent may at any time witliout notice set off against any Secured Liabilities any amount owed by it to the Chargor. Collateral Agent may effect such set off by transferring all or any part of any balance standing to the credit of any of the Ghargor’s accounts with it to any other account or by combining or consolidating such accounts.

19.	DISCHARGE

19.1	Upon the Secured Liabilities being irrevocably and unconditionally paid or discharged in full, Collateral Agent will, at the request of the Chargor, release this Debenture. Collateral Agent will also transfer to the Chargor any Charged Assets which have been assigned or transferred to Collateral Agent.

19.2	If any payment by the Chargor or any other person or any release given by Collateral Agent is avoided or adjusted pursuant to the Insolvency Act:

19.2.1	the Chargor’s liability for the Secured Liabilities will continue as if the payment, release, avoidance or adjustment had not occurred; and

19.2.2	Collateral Agent will be entitled to recover the value or amount of that payment or security from the Chargor as if the payment, release, avoidance or adjustment had not occurred.

20.	TRANSFERS AND DISCLOSURES

20.1	Collateral Agent may not novate or assign this Debenture or sub-contract or delegate his obligations or duties under it save as expressly provided in this Debenture.

20.2	The Chargor may not assign, transfer, delegate or make any declaration of trust of any of its rights or obligations under this Debenture.

21.	MISCELLANEOUS

21.1	No delay or failure by Collateral Agent to exercise any right or remedy under this Debenture shall impair or operate as a waiver of that right or remedy. Any single, partial or defective exercise of any such power, right or remedy shall not prevent the further exercise of that or any other right or remedy.

21.2	Any waiver, consent or approval given by Collateral Agent of or under this Debenture will only be effective if given in writing. Such waiver, consent or approval shall then only apply for the purpose stated and be subject to any written terms and conditions imposed by Collateral Agent.

21.3	If at any time any one or more of the provisions of this Debenture is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction then neither the legality, validity or enforceability of the remaining provisions of this Debenture nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall be in any way affected or impaired as a result.

21.4	Each Indemnified Party may enforce the terms of this Debenture in accordance with the Contracts (Rights of Third Parties) Act 1999. Apart from the Indemnified Parties and the parties to this Debenture, no other person may enforce its terms.

21.5	Coilateral Agent may grant releases of or waivers under this Debenture and he and the Chargor may agree variations to its terms without either notifying the Indemnified Parties or obtaining their consent.

22.	SERVICE OF NOTICES AND PROCESS

22.1	Any notice, request, demand, consent, approval, notification, instruction, proceedings or other communication from Collateral Agent to the Chargor under this Debenture shall be in writing and may be sent by post or courier. Any such communication shall be addressed to the Chargor at its address given in this Debenture, its registered office or the address last known to Collateral Agent at which it carried on business and shall be treated as served:

22.1.1	if delivered by courier or personally: at the time of delivery;

22.1.2	if posted: 48 hours after posting or upon receipt (whichever is earlier).

22.2	Any notice, request or other communication under this Debenture from the Chargor to Collateral Agent must be in writing and sent by first class post to Collateral Agent’s registered office or such other address as Collateral Agent advises the Chargor in writing for this purpose and will be treated as served.

22.2.1	if it is received during business hours on a Working Day; on receipt; or

22.2.2	if it is received outside business hours or on a day which is not a Working Day: on the first Working Day after receipt.

23.	JURISDICTION

23.1	This Debenture shall be governed by and construed in accordance with the iaws of England. The Chargor accepts the non-exclusive jurisdiction of the English Courts in connection with any matter arising under this Debenture.

24.	DEFINITIONS AND INTERPRETATION

24.1	Any word whose meaning is defined in the Receivables Finance Agreement has the same meaning in this Debenture.

24.2	In this Debenture the following words have the meanings set out opposite them:

“Administrator”	any person appointed under the Insolvency Act 1986 to manage the Charger’s business and assets.

“Book Debts”	all present and future book and other debts and monetary claims due or owing to the Chargor, and the benefit of all security, guarantees and other rights of any nature enjoyed or held by the Chargor in relation to any of them;

“Charged Assets”	the subject matter of the mortgages and charges created by this Debenture and set out at clause 2.

“Default”	Any of the following:

(i) any event or circumstance which would constitute an “Event of Default” (as defined in any of the Subordinated Contingent Notes.) under any such Subordinated Contingent Note;

(ii) the Chargor requesting the Collateral Agent to appoint an Administrator or Receiver or to take possession;

(iii) the Chargor breaching (or being found to have breached) any of the covenants or warranties given by it to the Collateral Agent in this Debenture.

“Dispose” or “Disposal”	includes sale, transfer, lease, licence, or parting with possession or granting any interest in.

“Equipment”	any plant, machinery and/or other equipment charged to Collateral Agent by this Debenture.

“Expenses”	those fees, cost, charges and expenses covenanted to be paid by the Chargor in clause 17.1.

“Indemnified Events”	those matters and events in respect of which the Chargor is liable to indemnify or reimburse Collateral Agent, including those referred to in clauses 5.2 and 16.

“Insolvency Act”	Insolvency Act 1986 and any secondary legislation made under it.

“Intellectual Property”	all patents (including applications, improvements, prolongations, extensions and right to apply therefor), design rights., trade marks and service marks (whether registered or unregistered) and applications for the same, copyright, trade, brand, domain and business names, know-how, confidential information, trade secrets, databases and computer software programs and systems and all other intellectual or intangible property (including the benefit of any licences or consents relating to any of the above) and all fees, royalties or other rights derived therefrom or incidental thereto in any part of the world.

“Lenders”	means the persons listed in Schedule 5 (each, a “Lender”)

“LPA”	Law of Property Act 1925.

“Permitted Security Interest”	any Security Interest specified in Schedule 4 and any lien arising by operation of law in the ordinary course of trading over property other than land.

“Property”	any freehold or leasehold property owned or occupied by the Chargor.

“Receiver”	any receiver or receiver and manager who is not an administrative receiver (within the meaning of section 29(2) Insolvency Act) appointed under this Debenture.

“Remittances”	cash, cheques, bills of exchange, negotiable and non-negotiable instruments, letters of credit, orders, drafts, promissory notes, electronic payments and any other instruments, methods or forms of payment or engagement.

“Security Interest”	any mortgage, charge, pledge, trust, preferential right, assignment by way of security, hypothecation, lien, or any other arrangement for the purpose of or having a similar effect to creating security or any title retention rights or any set off rights created by agreement.

“Securities”.	all stocks, shares, bonds and securities of any kind whatsoever (including warrants and options to acquire or subscribe for any of the same) and whether marketable or not, held by the Chargor now or at any time in the future including all allotments, rights and benefits at any time accruing, offered or arising in respect of or incidental to the same and all money or property accruing or offered at any time by way of dividend, distribution, conversion, redemption, bonus, preference, option, interest or otherwise in respect thereof.

21.3	in this Debenture:

21.3.1	unless the context requires otherwise, the singular includes the plural and vice versa and any reference to a gender includes any other gender;

21.3.2	headings to clauses are for reference only and shall not affect the interpretation of this Debenture;

21.3.3	references to clauses and to Schedules are to the clauses of and schedules to this Debenture;

21.3.4	references to a “person”, include individuals, firms, partnerships, corporations, unincorporated bodies and government entities;

21.3.5	references to any Act of Parliament include that Act as amended, modified or re-enacted from time to time and all rules, regulations, orders and subordinate legislation made pursuant to it; any provision of this Debenture which refers to an Act which is amended, may itself be amended in such manner as Collateral Agent may determine to preserve the intended effect of this Debenture;

21.3.6	references to this “Debenture” or any other document are to this Debenture or that document as from time to time amended, supplemented, restated, novated or replaced, however fundamentally;

21.3.7	references to the “Charged Assets” are to the whole or any part of such property or assets, as the context requires;

21.3.8	whenever the Chargor is obliged to do something if required or requested by Collateral Agent, it shall do that thing promptly;

21.3.9	the meaning of general words introduced by the word “other” or (followed by the word “including”) shall not be limited by reference to any preceding (or following) word or enumeration indicating a particular class of acts, matters or things.

21.4	It is intended that this Debenture takes effect as a deed even though Collateral Agent may only execute it under hand.

21.5	This Debenture may be executed in counterparts.

21.6	Any term or phrase defined in the Companies Act 1985 and 2006 (whether capitalised or not) bears the same meaning in this Debenture.

SCHEDULE 1

Amended and Restated Security Agreement

THIS SECURITY AGREEMENT IS OR WILL BE SUBJECT TO SUBORDINATION
AGREEMENTS BETWEEN COLLATERAL AGENT AND THE HOLDERS OF THE

SENIOR INDEBTEDNESS

AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT (the “Security Agreement”), is made as of August 31, 2010, by and among EMRISE Electronics Corporation, a New Jersey corporation (“Borrower”), EMRISE Corporation, a Delaware corporation (“Parent”), the Subsidiaries (as listed on Exhibit A), Charles S. Brand, an individual (“Collateral Agent”), and the persons and entities listed on the Schedule of Lenders attached hereto as Exhibit A (each, a “Lender” and collectively, the “Lenders”).

RECITALS

A. Borrower and the Lenders are parties to that certain Stock Purchase Agreement dated as of May 23, 2008 (the “Stock Purchase Agreement”) relating to the purchase by Borrower of all of the issued and outstanding shares of capital stock (collectively, the “Shares”) of (i) Advanced Control Components, Inc., a New Jersey corporation (“ACC”) owned by Thomas P. M. Couse, Joanne Couse and Michael Gaffney and (ii) Custom Components, Inc. owned by Charles S, Brand. As a result of the consummation of the Stock Purchase Agreement, Borrower beneficially owned all of the capital stock of ACC.

B. Pursuant to the terms of the Stock Purchase Agreement, Borrower issued certain subordinated secured contingent promissory notes (as amended, are referred to herein as the “Subordinated Contingent Notes”) to the Lenders to satisfy a portion of the aggregate consideration to be paid by Borrower for the purchase of the Shares. The Subordinated Contingent Notes were amended in November 2009 to add additional payment amounts, and to modify the payment date and terms. The Subordinated Contingent Notes have been amended by Amendment No. 2 of even date herewith.

C. Parent, the ultimate parent of Borrower, delivered a Continuing Guaranty dated August 20, 2008 (the “Guaranty”) in favor of the Lenders pursuant to which the obligations of Borrower to the Lenders under the Subordinated Contingent Notes were guaranteed by Parent.

D. The Lenders subordinated the indebtedness owed to them under the Subordinated Contingent Notes to the holder of the Senior Indebtedness pursuant to that certain Subordination Agreement between the Collateral Agent and GVEC Resource IV Inc. dated as of August 20, 2008 (the “GVEC Subordination Agreement”).

E. On June 7, 2010, Borrower entered into an agreement to sell its direct and indirect interests in the Shares (the “Sale Transaction”). In connection with the Sale Transaction, the Borrower, Parent and the Lenders entered into a Master Agreement, pursuant to which the Lenders agreed to release their lien on all of the assets or property of ACC (the “Original Collateral”).

F. The parties desire to enter into this Amended and Restated Security Agreement to grant the Collateral Agent, for the benefit of himself and the Lenders, a security interest in the collateral described below as substitute collateral for the Original Collateral.

G. To perfect their grant of a security interest hereunder, each of XCEL Power Systems, Ltd. and Pascall Electronies Limited will enter into an AH Assets Debenture dated as of the date hereof in favor of the Collateral Agent (each, a “UK Debenture”).

H. The Collateral Agent will enter into that certain Deed of Priorities dated as of the date hereof between Lloyds TSB Commercial Finance Limited, GVEC Resource IV, Inc., Collateral Agent and XCEL Power Systems, Ltd. (the “XCEL Deed”) and that certain Deed of Priorities dated as of the date hereof between Lloyds TSB Commercial Finance Limited, GVEC Resource IV, Inc., Collateral Agent and Pascall Electronics Limited (the “Pascall Deed” and collectively with the GVEC Subordination Agreement and the XCEL Deed, the “Subordination Agreements”).

I. The Subordinated Contingent Note held by Michael Gaffney has been paid in full and he is no longer a “Lender” hereunder.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions and Interpretation. Unless otherwise defined herein, all other capitalized terms used herein and defined in the Subordinated Contingent Notes shall have the respective meanings given to those terms in the Subordinated Contingent Notes, and all terms defined in the New Jersey Uniform Commercial Code (the “UCC”) shall have the respective meanings given to those terms in the UCC.

2. Grant of Security Interest.

2.1 To secure the Obligations as defined in Section 3 hereof, each of the Subsidiaries hereby grants to Collateral Agent a continuing security interest and lien in and to all of the assets and properties of the Subsidiaries, whether now owned or existing or hereafter acquired or arising and regardless of where located and all additions and accessions thereto, substitutions and replacements therefor, and all proceeds thereof (the “Collateral”), including, without limitation, the following property: all tangible and intangible assets of the Subsidiaries, including, but not limited to, all existing and future inventory, accounts, deposit accounts, accounts receivable, furniture, fixtures, equipment, general intangibles, books and records, patents, patent applications, trademarks, copyrights, trade secrets, and any other property interest or proprietary right, as well as any document, instrument or drawings embodying the same.

2.2 Borrower, Parent and each of the Subsidiaries hereby jointly and severally warrant and represent to and covenant and agree with the Collateral Agent and the Lenders that the continuing security interest and lien granted pursuant to this Security Agreement is and shall at ail times be a priority security interest in the assets of each Subsidiary, subordinate only to Senior Indebtedness.

3. Security for Obligations. The obligations secured by this Security Agreement (the “Obligations”) shall mean and include all obligations of Borrower as provided in (i) the Subordinated Contingent Notes, (ii) the Stock Purchase Agreement, and (iii) all of the other Related Agreements (as such term is defined in the Stock Purchase Agreement).

4. Possession and Location of Collateral. Unless and until any default occurs hereunder as set forth in Section 11 hereof, each of the Subsidiaries shall have possession of its Collateral for its use and enjoyment in any lawful manner not inconsistent with this Security Agreement or the Subordinated Contingent Notes, The Collateral will be kept at any of Parent’s place of business or the place of business of any of the Subsidiaries (or such other places as any of Parent or the Subsidiaries customarily keeps the Collateral) with respect to such Collateral and will not be moved therefrom without the prior written consent of Collateral Agent, except that Parent and the Subsidiaries may make sales of inventory items in the ordinary course of business. No Subsidiary shall replace or make material alterations in the Collateral without the prior written consent of Collateral Agent. The consent of Collateral Agent required hereby shall not be unreasonably withheld.

5. Financing Statements. Concurrently with the execution of this Security Agreement, each of the Subsidiaries shall execute and deliver to Collateral Agent (a) the UCC-1 financing statement, or its foreign equivalent, provided by Collateral Agent evidencing the Collateral Agent’s interest in the Collateral and (b) a UCC-3 financing statement provided by Collateral Agent evidencing Collateral Agent’s release of its lien on the Original Collateral. Collateral Agent hereby authorizes and directs each of Borrower and Parent to file or cause to be filed the UCC-3 financing statement.

6. Transfer, Taxes, Liens and Encumbrances. Each of the Subsidiaries represents and warrants that it has title to its respective Collateral free and clear of any lien, security interest or encumbrance, except for the security interests of the holders of the Senior Indebtedness and the security interest created by this Security Agreement, and if such Subsidiary is party to a UK Debenture, the applicable UK Debenture. Title to the Collateral will remain in and continue to be vested in each respective Subsidiary. Each of the Subsidiaries will defend its Collateral and will not sell, offer to sell or otherwise transfer the Collateral, any portion thereof, or any interest therein, without the prior written consent of Collateral Agent, except that Parent and Subsidiaries may make sales of inventory items in the ordinary course of business. The consent of Collateral Agent required hereby shall not be unreasonably withheld. As applicable, Parent, Borrower or the Subsidiaries shall pay ail taxes, assessments and other charges made against the Collateral.

7. Risk of Loss and Inspection of Collateral. As applicable, Parent or the Subsidiaries shall have all risk of loss of the Collateral, and each Subsidiary will keep its Collateral in good order and repair. Collateral Agent shall have the right, at any reasonable time, to enter upon the premises where the Collateral is located to examine and inspect the Collateral in person or by agent. Any refusal to permit such entry shall be a breach of this Security Agreement.

8. Insurance. As applicable, Parent or the Subsidiaries shall keep the Collateral insured, at its own expense, in an amount not less than its full insurable value, against loss by fire, theft, vandalism and malicious mischief, storm, earthquake and extended coverage, and shall cause the Lenders to be named as additional insured parties and loss payees in such insurance, and furnish to Collateral Agent written evidence thereof.

9. Representations and Warranties. Borrower, Parent and each of the Subsidiaries hereby jointly and severally represent and warrant to Collateral Agent and the Lenders that: (i) each of Borrower, Parent and the Subsidiaries has full power and authority to enter into this Security Agreement (and, if party to a UK Debenture, such UK Debenture) and to grant the security interest and lien in and to the Collateral and has taken all proper and necessary actions to authorize the execution, delivery and performance of this Security Agreement (and, if party to a UK Debenture, such UK Debenture); (ii) that the Parent owns one hundred percent (100%) of the issued and outstanding capital stock, directly or indirectly, of the Borrower and each of the Subsidiaries; (Hi) this Agreement is valid and binding upon and enforceable against Borrower, Parent and Subsidiaries, except as such enforceability may be limited by applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally and genera! principles of equity; and (iv) the making and performance of this Security Agreement (and if a party to a UK Debenture, such UK Debenture) by Borrower, Parent and the Subsidiaries will not conflict with their respective certificates of incorporation, bylaws, or other organizational documents, breach or violate any law, statute, rule or regulation of, or any judgment, order, decree, writ, injunction or award issued by any governmental authority or violate or result in a default (immediately or with the passage of time or notice or both) under any contract, indenture, agreement or instrument to which Borrower, Parent or the Subsidiaries, as applicable, is a party, or by which any of Borrower, Parent or the Subsidiaries is bound.

10. Covenants. Borrower, Parent and each of the Subsidiaries hereby agree as follows:

10.1 (Liens on Collateral) not to create, incur, assume or suffer to exist any lien or security interest of any kind upon the Collateral other than in favor of the holders of any Senior Indebtedness; provided that no additional liens or security interest will be granted in favor of MeDermott and Yost as defined in the Note;

10.2 (Further Assurances) that at any time and from time to time, at Parent’s expense, Parent, Borrower and the Subsidiaries will promptly execute and deliver all further instruments and documents and take all further action, that may be necessary or desirable, or that Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce Collateral Agent’s rights and remedies hereunder with respect to any Collateral;

10.3 (Parent Financial Statements) from and after the date hereof until the Notes are paid in full, on a quarterly basis within five (5) business days after the scheduled filing date (including any extensions pursuant to Rule 12b-25 of the Securities Exchange Act of 1934) for Parent’s Form 10-Q or Form 10-K, as applicable, with the Securities and Exchange Commission, Parent will provide Collateral Agent with copies of Parent’s quarterly and annual financial statements and any related notes;

10.4 (Parent, Borrower and Subsidiary Financial Statements) from and after the date hereof until the Notes are paid in full, on a quarterly basis within forty-five (45) days after the end of each fiscal quarter, and within sixty (60) days after the end of each fiscal year, Parent Borrower and each Subsidiary will provide Collateral Agent with copies of separate company quarterly and annual financial statements and any related notes for each of Parent (only to the extent such separate company financial statements may no be longer required to be filed with the Securities and Exchange Commission), Borrower and each Subsidiary;

10.5 (Sale of Parent, Borrower or Subsidiaries), in the event that Parent, Borrower or any of the Subsidiaries or any assets of the Subsidiaries (other than assets of the Subsidiaries sold in the ordinary course of business) is proposed to be sold, including by way of stock sale, merger or otherwise, the Parent shall provide notice to the Collateral Agent of such proposed sale promptly and to the extent possible at least thirty (30) days prior to the consummation thereof and in no event less than fourteen (14) days prior to the consummation thereof; and

10.6 (Senior Indebtedness), on an aggregate basis, not to incur Senior Indebtedness in an amount outstanding exceeding Fifteen Million Dollars ($15,000,000) without the prior written approval of the Lenders (which shall not be unreasonably withheld) and, in no event, in an amount outstanding exceeding Twenty Million Dollars ($20,000,000).

11. Events of Default; Remedies.

11.1 Event of Default. An Event of Default shall be deemed to have occurred under this Security Agreement upon the occurrence and during the continuance of an Event of Default (as defined in the Subordinated Contingent Notes).

11.2 Rights Under the UCC. In addition to all other rights granted hereby and by the UK Debentures, and otherwise by law, subject to the Subordination Agreements, Collateral Agent shall have, with respect to the Collateral, the rights and obligations of a secured party under the UCC.

11.3 Notice, Etc. In any case where notice of sale is required, ten (10) days notice shall be deemed reasonable notice. Subject to the Subordination Agreements, Collateral Agent may have resort to the Collateral or any portion thereof with no requirement on the part of Collateral Agent to proceed first against any other Person (as defined in the Subordinated Contingent Notes) or property.

11.4 Other Remedies. Upon the occurrence and during the continuance of an Event of Default, subject to the Subordination Agreements, at the request of Collateral Agent, Parent, Borrower and each Subsidiary, as applicable, shall assemble and make available to Collateral Agent all of the Collateral at a place or places reasonably convenient to each of Borrower, Parent and the Subsididaries, as applicable, and Collateral Agent; provided, however, that none of Parent, Borrower or any Subsidiary shall be obligated under this Agreement to ship any Collateral internationally.

11.5 Application of Collateral Proceeds. Subject to the Subordination Agreements, the proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Collateral Agent at the time of, or received by Collateral Agent after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(a) first, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Collateral Agent;

(b) second, to the payment to each Lender of the amount then owing or unpaid on such Lender’s Subordinated Contingent Note, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon such Subordinated Contingent Note, then its Pro Rata Share of the amount remaining to be distributed (to be applied first to accrued interest and second to outstanding principal); and

(c) third, to the payment of the surplus, if any, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

For purposes of this Security Agreement the term “Pro Rata Share” shall mean, when calculating a Lender’s portion of any distribution or amount, that distribution or amount (expressed as a percentage) equal to a fraction (i) the numerator of which is the outstanding principal amount of such Lender’s Subordinated Contingent Note as set forth on Exhibit A hereto, and (ii) the denominator of which is the aggregate outstanding principal amount of all Subordinated Contingent Notes issued under the Stock Purchase Agreement as set forth on Exhibit A hereto. In the event that a Lender receives payments or distributions in excess of its Pro Rata Share, then such Lender shall hold in trust all such excess payments or distributions for the benefit of the other Lenders and shall pay such amounts held in trust to such other Lenders upon demand by such Lenders.

12. Authorized Action by Collateral Agent.

(a) Borrower, Parent and each of the Subsidiaries each hereby appoint Collateral Agent as attorney-in-fact for each of Borrower, Parent and each Subsidiary, respectively, with full authority in the place and stead of Borrower, Parent and each Subsidiary, respectively, and in the name of Borrower, Parent and each Subsidiary, as applicable, or otherwise, from time to time in Collateral Agent’s discretion and to the full extent permitted by law to take any action and to execute any instrument which Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Security Agreement in accordance with the terms and provisions hereof, including without limitation, to receive, endorse and collect all instruments made payable to Borrower, Parent or any Subsidiary representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

(b) This power of attorney is a power coupled with an interest and shall be irrevocable. The powers conferred on Collateral Agent hereunder are solely to protect the Collateral Agent and Lenders’ interests in the Collateral and shall not impose any duty upon Collateral Agent to exercise any such powers. Collateral Agent shall be accountable only for amounts that he actually receives as a result of the exercise of such powers and in no event shall Collateral Agent or any of his employees or agents be responsible to Borrower, Parent or any Subsidiary for any act or failure to act, except for gross negligence or willful misconduct.

13. Collateral Agent.

13.1 Appointment. The Lenders hereby appoint Charles S. Brand as Collateral Agent for the Lenders under this Security Agreement (in such capacity, the “Collateral Agent”) to serve from the date hereof until the termination of this Security Agreement.

13.2 Powers and Duties of Collateral Agent Indemnity by Lenders.

(a) Each Lender hereby irrevocably authorizes the Collateral Agent to take such action and to exercise such powers hereunder as provided herein, together with such powers as are reasonably incidental thereto. Collateral Agent may execute any of his duties hereunder by or through agents or employees at his discretion.

(b) Upon the death or resignation of the Collateral Agent, the Lenders shall appoint a successor collateral agent to act under the Subordinated Contingent Notes and this Security Agreement. If no such successor collateral agent shall have been so appointed by the Lenders and shall have accepted such appointment within thirty (30) days after Collateral Agent’s death or giving of notice of resignation as Collateral Agent, then Collateral Agent shall be deemed to be Thomas P. M. Couse or his successor-in-interest to his Subordinated Contingent Note. Upon the acceptance of any appointment as successor collateral agent hereunder by a successor collateral agent, such successor collateral agent shall thereupon succeed to and become vested with all rights, powers, privileges, duties and obligations of Collateral Agent hereunder, and the Collateral Agent shall be discharged from his duties and obligations. After Collateral Agent’s death or resignation hereunder as the Collateral Agent, the provisions of this Section 13 shall continue in effect for his benefit in respect of any actions taken or omitted to be taken by him while he was acting as such Collateral Agent.

14. Miscellaneous.

14.1 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or persona! delivery at the respective addresses of the parties as set forth on Exhibit A hereto or on the register maintained by the Parent. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

14.2 Nonwaiver. No failure or delay on Borrower, Parent, a Subsidiary, Collateral Agent or Lenders’ part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

1.4.3 Amendments and Waivers. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Borrower, Parent, each Subsidiary and Collateral Agent. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

14.4 Assignments. This Security Agreement shall be binding upon and inure to the benefit of Lenders, Collateral Agent, Parent, Borrower and each Subsidiary and their respective successors, assigns, heirs, beneficiaries and legal representatives; provided, however, that none of Borrower, Parent and any Subsidiary may assign their respective rights and duties hereunder without the prior written consent of Collateral Agent.

14.5 Cumulative Rights, etc. The rights, powers and remedies of Lenders and Collateral Agent under this Security Agreement shall be in addition to all rights, powers and remedies given to Lenders and Collateral Agent by virtue of any applicable law, rule or regulation of any governmental authority, the Stock Purchase Agreement, the Subordinated Contingent Notes, the Guaranty, the UK Debentures, the XCEL Deeed, the Pascal! Deed or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Collateral Agent’s rights hereunder. Each of Borrower, Parent and each Subsidiary waive any right to require Collateral Agent or Lenders to proceed against any Person or to exhaust any collateral or to pursue any remedy in Collateral Agent or Lenders’ power.

14.6 Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

14.7 Expenses. Parent, Borrower and each Subsidiary, jointly and severally. agree to pay on demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Collateral Agent with respect to any amendments or waivers hereof requested by Parent, Borrower or a Subsidiary or in the enforcement or attempted enforcement of any of the Obligations or in preserving any of Collateral Agent’s or Lenders’ rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring affecting this Security Agreement, the Subordinated Contingent Notes, the Guaranty, the UK Debentures, the XCEL Deeed, the Paseall Deed or the Obligations or any bankruptcy or similar proceeding involving Parent, Borrower or any Subsidiary).

14.8 Governing Law; Jurisdiction. This Security Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without reference to conflicts of law rules (except to the extent governed by the UCC). Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Security Agreement, may be brought against any party to this Security Agreement in the courts of the State of New Jersey, Monmouth County, or, if it has or can acquire jurisdiction, the United States

District Court for the District of New Jersey, and each of the parties hereto consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

14.9 Jury Trial. BORROWER, PARENT, EACH SUBSIDIARY, LENDERS AND COLLATERAL AGENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Security Agreement to be executed as of the day and year first above written.

EMRISE ELECTRONICS CORPORATION,
a New Jersey corporation

By:
Name:
Its:

EMRISE CORPORATION,
a Delaware corporation

By:
Name:
Its:

CXR LARUS CORPORATION,
a Delaware corporation

By:
Name:
Its:

PASCALL ELECTRONICS LIMITED,
a United Kingdom corporation

By:
Name:
Its:

XCEL POWER SYSTEMS, LTD.,
a United Kingdom corporation

By:
Name:
Its:

Charles S. Brand, as Collateral Agent

See Schedule of Lenders on Exhibit A for signatures of Lenders.

Amended and Restated Security Agreement

EXHIBIT A

Schedule of Subsidiaries

●	CXR Larus Corporation, a Delaware corporation

●	Pascall Electronics Limited, a United Kingdom company

●	XCEL Power Systems, Ltd., a United Kingdom company

Schedule of Lenders

Lender’s Name and Address	Principal Amount of Note outstanding on August 31, 2010	Lender’s Signature

Charles S. Brand 175 Boundary Road
Colts Neck, NJ 07722	$2,211,766.43	Charles S. Brand

Thomas P. M. Couse
1 Waltham Way Jackson, NJ 08527	$332,720.81	Charles S. Brand, as attorney in feet for Thomas P.M. Couse

Joanne Couse 1
Waltham Way Jackson, NJ 08527	$332,720.81	Charles S. Brand, as attorney in fact for Joanne Couse

Aggregate Principal Amount:	$2,877,208.05

Amended and Restated Security Agreement

SCHEDULE 2

Registered Land

Description

All freehold property known as Cothey Way, Ryde, Isle of Wight, P033 1QT

IN WITNESS whereof this Debenture has been executed as a Deed by the Chargor on the date inserted at the beginning of this Debenture

THE CHARGOR

EXECUTED AND DELIVERED AS A DEED BY
PASCALL ELECTRONICS LIMITED

acting by

....
Name of Director ** Signature

Graham Jefferies ....
Name of Director/Company Secretary ** Signature

In the presence of:
Witness

Name*: ....

Occupation: ....

Address: ....

....

....
*Witness Signature (only required if the Company is registered with a sole Director as per the Companies Act 2006)

Collateral Agent

SIGNED and DELIVERED as a Deed by)
CHARLES S. BRAND)
)

In the presence of:)
)
Signature: ....)
)
Name: ....)
)
Address: ....)
)
Occupation: ....)

Pascall Electronics Brand Debenture

IN WITNESS whereof this Debenture has been executed as a Deed by the Chargor on the date inserted at the beginning of this Debenture

THE CHARGOR

EXECUTED AND DELIVERED AS A DEED BY
PASCALL ELECTRONICS LIMITED

acting by

....	....
Name of Director **	Signature
....	....
Name of Director/Company Secretary **	Signature

In the presence of:
Witness

Name*: ....

Occupation: ....

Address: ....

....

....
*Witness Signature (only required if the Company is registered with a sole Director as per the Companies Act 2006)

Collateral Agent

SIGNED and DELIVERED as a Deed by)
CHARLES S. BRAND)
CHARLES S. BRAND)

In the presence of:)

Signature: ....)

Name: John L. Sikora)

Address: Giordano, Halleran & Ciesla, P.C.
175 Half Mile Road, Red Bank, NJ 07701
United States)

Occupation: Attorney..............................)